UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

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Repro Med Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Repro Med Systems, Inc.

24 Carpenter Road

Chester, New York 10918

(845) 469-2042

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 22, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Repro Med Systems, Inc. d/b/a KORU Medical Systems (the “Company”, “we” or “our”), dated March 6, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Shareholders to be held on Wednesday, April 22, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about March 31, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 22, 2020

Dear Shareholder:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and concerns about in-person gatherings, in order to support the health and well-being of our employees and shareholders, NOTICE IS HEREBY GIVEN that the location of the Repro Med Systems, Inc. d/b/a KORU Medical Systems (the “Company”, “we” or “our”) 2020 Annual Meeting of Shareholders (the “Annual Meeting”) has been changed.

As previously announced, the Annual Meeting will be held on April 22, 2020 at 9:00 a.m. Eastern Time. In light of public health concerns, the meeting will be held in a virtual meeting format via audio broadcast. You will not be able to attend the meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 3, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the Annual Meeting, you may telephone into (877) 407-9753 (U.S.) or (201) 493-6739 (International) or obtain web access at https://78449.themediaframe.com/dataconf/productusers/repr/mediaframe/36710/indexl.html. Questions may be submitted prior to the meeting by sending an email to investor@korumedical.com.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. The Proxy Statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available at http://www.cstproxy.com/KORUMEDICAL/2020.

By order of the Board of Directors,

/s/ Karen Fisher

Chief Financial Officer, Treasurer and Corporate Secretary

Chester, New York

March 31, 2020